                                 EXHIBIT 21.1
                       SUBSIDIARIES OF STAFFMARK, INC/1/


                                                              STATE OR COUNTRY
     SUBSIDIARY                                               OF ORGANIZATION

     Brewer Personnel Services, Inc.                          Arkansas
     CFRC, Inc. - Nevada                                      Nevada
     ClinForce, Inc.                                          Delaware
     Commercial Staffing - Indiana L.P.                       Indiana
     Commercial Staffing - Texas L.P.                         Texas
     Edgewater Technology, Inc.                               Delaware
     Essex Computer Service Inc.                              Florida
     ETEC Network Services, Inc.                              Texas
     FAIT CV                                                  Netherlands
     FAIT LLC                                                 Delaware
     IMRC, Inc.                                               Nevada
     IntelliMark, Inc.                                        Delaware
     IT Staffing - Texas L.P.                                 Texas
     PFS&C Services International Company, Inc.               Nevada
     PFS&C Services International Holding Company, Inc.       Nevada
     Resource Solutions, Inc.                                 Delaware
     Robert Walters Associates, Inc.                          Delaware
     Robert Walters Associates, Ltd.                          Hong Kong
     Robert Walters Associates, Ltd.                          Ireland
     Robert Walters Associates Pte Ltd                        Singapore
     Robert Walters BV                                        Netherlands
     Robert Walters KK                                        Japan
     Robert Walters Limited                                   United Kingdom
     Robert Walters SARL                                      France
     Robert Walters Tristar Pty Ltd                           Australia
     RSRC, Inc.                                               Nevada
     RWA Payroll Services Limited                             United Kingdom
     RWARC, Inc.                                              Nevada
     RW Holding, CV                                           Netherlands
     SAI Holdings BV                                          Netherlands
     SISC, LLC                                                Delaware
     SLRRC, Inc.                                              Nevada
     SMRC, Inc.                                               Nevada
     StaffMark Acquisition Corporation Twenty-Nine            Delaware
     StaffMark Acquisition Corporation Thirty                 Delaware
     StaffMark East, L.P.                                     Delaware
     StaffMark Factoring, Inc.                                Nevada
     StaffMark Funding Company, Inc.                          Nevada
     StaffMark, Inc. - Indiana                                Delaware
     StaffMark, Inc. - Midwest                                Arkansas
     StaffMark, Inc. - Nashville                              Tennessee
     StaffMark, Inc. - Northeast                              Delaware
     StaffMark, Inc. - Pacific                                Delaware
     StaffMark, Inc. - West                                   Nevada
     StaffMark Training Center, L.P.                          Delaware

__________________
/1/ StaffMark, Inc. or one of its subsidiaries owned one hundred percent (100%) of the outstanding shares of capital stock or the general partnership and limited partnership interests of the subsidiaries, as applicable, listed above as of December 31, 1999.

                                 EXHIBIT 21.1
                      SUBSIDIARIES OF STAFFMARK, INC./1/
                                  (Continued)

                                                              STATE OR COUNTRY
     SUBSIDIARY                                               OF ORGANIZATION

     Strategic Global Resourcing Ltd                          United Kingdom
     Strategic Global Resourcing Pty Ltd                      Australia
     Strategic Legal Resources, Inc.                          Delaware
     Maxwell/Healthcare, Inc.                                 Oklahoma
     MRIC - Medical Recruiters International, LTD.            British Columbia
     Technical Resource Solutions Ltd                         United Kingdom

__________________
/1/ StaffMark, Inc. or one of its subsidiaries owned one hundred percent (100%) of the outstanding shares of capital stock or the general partnership and limited partnership interests of the subsidiaries, as applicable, listed above as of December 31, 1999.